Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V53674-S91617 For Against Abstain ! ! ! ! ! ! ! ! ! C/O SHAREHOLDER SERVICES P.O. BOX 2069 HOUSTON, TX 77252-2069 MARATHON OIL CORPORATION Your Board of Directors recommends you vote “FOR” Item 1 2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Marathon Oil's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement. 1. To adopt the Agreement and Plan of Merger, dated as of May 28, 2024 (as it may be amended from time to time, the "merger agreement"), among ConocoPhillips, Puma Merger Sub Corp. and Marathon Oil Corporation ("Marathon Oil"). Preliminary and Subject to Completion 3. To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the merger proposal. Your Board of Directors recommends you vote “FOR” Item 2 Your Board of Directors recommends you vote “FOR” Item 3 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on [--], 2024, for shares held by registered holders directly and 11:59 p.m. EDT on [--], 2024, for shares held in the Marathon Oil Company Thrift Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on [--], 2024, for shares held by registered holders directly and 11:59 p.m. EDT on [--], 2024, for shares held in the Marathon Oil Company Thrift Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Internet and telephone voting facilities will close at 11:59 p.m. EDT on [--], 2024, for shares held by registered holders directly and at 11:59 p.m. EDT on [--], 2024, for shares held in the Marathon Oil Company Thrift Plan.

V53675-S91617 Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Stockholders and Proxy Statement and the Letter to Stockholders are available at www.proxyvote.com. (Proxy must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.) SPECIAL MEETING OF STOCKHOLDERS You are cordially invited to attend the Special Meeting of Stockholders, which will be conducted exclusively in person at Marathon Oil Corporation One MRO, Level 6 Auditorium, 990 Town & Country Blvd., Houston, TX 77024 on [--], [--], 2024, [--] Central Time. Proxy and Voting Instruction Form This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on [--], 2024 For shares held by registered holders The undersigned hereby appoints Lee M. Tillman and Kimberly O. Warnica, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Special Meeting of Stockholders of Marathon Oil Corporation on [--], [--], 2024, and at any meeting resulting from any adjournment(s) or postponement(s) thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the Notice of Special Meeting and Proxy Statement for such Meeting with respect to which the proxies are instructed to vote as directed on the reverse side. You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the shares unless you sign and return the proxy card. For shares held in Marathon Oil Company Thrift Plan These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Oil Company Thrift Plan (the "Marathon Oil Plan"). The undersigned, as a participant in the Marathon Oil Plan, hereby directs the Trustee to vote the number of shares of Marathon Oil Corporation common stock credited to the undersigned's account under the Marathon Oil Plan at the Special Meeting of Stockholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Notice of Special Meeting and Proxy Statement. In the Trustee's discretion, it may vote upon such other matters as may properly come before the Meeting. Your vote is confidential. The shares credited to the account will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by [--], 2024, the shares credited to the account will not be voted. You cannot vote the shares in person at the Special Meeting; the Trustee is the only one who can vote the shares. PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE